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                                                                   EXHIBIT 10.6

                            JOINT VENTURE AGREEMENT


                        ARKOMA BASIN JOINT VENTURE 1989


         THIS JOINT VENTURE AGREEMENT dated as of March 1, 1989 is made by and among Toreador Royalty Corporation, a Delaware corporation (herein called the "MANAGER"), and The Grayrock Corporation, Roy Guffey Oil Company, Frank A. Schultz, Thomas A. Petrie, D. Miles Price and Michael Mewhinney, which parties are herein, together with the Manager, collectively called the "PARTICIPANTS" and individually called a "PARTICIPANT."

                              W I T N E S S E T H:

         WHEREAS, the Participants desire to acquire interests in oil and gas prospects within the Arkoma Basin as outlined in Exhibit A hereto for the resale or exploration and development thereof;

         NOW, THEREFORE, in consideration of the premises and in consideration of the mutual covenants and agreements contained herein, the Participants do hereby agree as follows:

                                   ARTICLE I

                           FORMATION OF JOINT VENTURE

         SECTION 1.1 FORMATION. Subject to the provisions of this Agreement, the Participants do hereby form a joint venture (herein called the "VENTURE"), which shall be considered and construed as a partnership under the Texas Uniform Partnership Act (Article 6132b, Vernon's Texas Civil Statutes).

         SECTION 1.2 NAME. The name of the Venture shall be Arkoma Basin Joint Venture 1989. Subject to all applicable laws, the business of the Venture may be conducted under such other name or names as the Manager shall determine to be necessary or desirable. The Manager shall cause to be filed on behalf of the Venture such partnership or assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by applicable law.

         SECTION 1.3 BUSINESS. The business of the Venture shall be to generate and acquire oil and gas Leases, to conduct geological and geophysical activities with regard thereto, to market and sell the Venture's interest in such oil and gas Leases, and to engage in such other incidental activities to any of the foregoing purposes as the Manager may determine to be necessary or desirable. It is the interest of the Participants to assemble leasehold interests in Prospects for sale to third party industry participants for cash, carried or back-in interests, royalties or other interests or some combination thereof.

         SECTION 1.4 P1ACE OF BUSINESS AND ADDRESS. The location of the principal place of business of the Venture shall be 400 N. St. Paul, Suite 1140, Dallas, Texas 75201. The Manager at any time and from time to time, may change the location of the Venture's principal place of business and may establish such additional place or places of business of the Venture as the Manager shall determine to be necessary or desirable.


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         SECTION 1.5 TERM. The Venture shall commence upon the date hereof and shall continue until terminated in accordance with Article VIII.

         SECTION 1.6 TITLE TO VENTURE PROPERTY. All property owned by the Venture, whether real or personal, tangible or intangible, shall be deemed to be owned by the Venture as an entity, and no Participant, individually, shall have any ownership of such property. The Venture may hold any of its assets in its own name or in the name of the Manager.

                                   ARTICLE II

                           DEFINITIONS AND REFERENCES

         SECTION 2.1 DEFINED TERMS. When used in this Agreement and unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

         "AGREEMENT" shall mean this instrument, as originally executed. or, if amended pursuant to the provisions of Section 3.5 or 10.2, as so amended.

         "AMI BASIN" shall have the meaning assigned to it in the Arkoma Letter Agreement.

         "ARKOMA LETTER AGREEMENT" shall mean that letter agreement dated as of March 1, l989, by and among Toreador Royalty Corporation and M.G. Whitmire and Bandera Petroleum, Inc., a copy of which is attached hereto as Exhibit B.

         "CAPITAL CONTRIBUTION" shall mean for any Participant the aggregate of the dollar amounts of cash contributed to the capital of the Venture by that Participant.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute or statutes.

         "LEASE" shall mean a lease, mineral interest, royalty or overriding royalty, fee right, license, concession or other right covering oil, gas and related hydrocarbons (or a contractual right to acquire such an interest) or an undivided interest therein or portion thereof, together, with all appurtenances easements, permits, licenses, servitudes and rights-of-way situated upon or used or held for future use in connection with such an interest or the exploration, development or operation thereof.

         "LEASE ACQUISITION COSTS" shall mean (a) the price paid or contractually agreed to be paid for a Lease to the lessor, assignor or grantor of such Lease, including consideration paid to an assignor, lease bonuses, advance rentals and other acquisition costs, (b) costs and expenses paid to third parties in connection therewith, including title opinions. insurance and examination costs and attorney's fees and (c) broker commissions, filing fees, recording costs. transfer and sales taxes. and other similar costs incurred by the Venture with respect to such Lease in connection with its acquisition.

         "MANAGEMENT FEE" shall have the meaning assigned to it in Section 5.6 hereof.

         "MANAGER". shall mean Toreador Royalty Corporation, a Delaware corporation, in its capacity as managing Participant of the Venture.



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         "ORGANIZATION COSTS" shall mean all legal, blue sky, accounting, travel, filing, recording and other costs and expenses incurred in connection with the formation of the Venture and the negotiation, preparation and execution of all documentation in connection therewith.

         "PARTICIPANTS" shall have the meaning assigned to it in the preamble to this Agreement.

         "PROSPECT" shall mean an area with structural or stratigraphic conditions making it susceptible to the accumulation of oil or gas, in which the Venture owns one or more Leases. which area shall have been designated in writing by the Manager to all depths on the basis of geological and geophysical data then available to the Manager and with a reasonable anticipation that such area shall contain each entire reservoir in which the Venture acquires an interest by virtue of the ownership of one or more Leases covering such reservoir.

         "PROSPECT AMI" shall have the meaning assigned to it in Paragraph 3 of the Arkoma Letter Agreement.

         "PROSPECT GENERATION COSTS" shall mean all geological, geophysical, seismic, engineering, travel, reproduction and similar costs paid by the Venture to define a Prospect.

         "SHARING PERCENTAGE" shall mean with respect to each Participant, that percentage set forth opposite such Participant's name in Exhibit C hereto.


                                   ARTICLE III

                                 CAPITALIZATION

         SECTION 3.1 INITIAL CAPITAL CONTRIBUTIONS OF PARTICIPANTS. The Venture shall attempt to generate and acquire Leases on four Prospects pursuant to the Arkoma Letter Agreement. The Manager has established an initial budget based upon four anticipated Prospects equal to $600,000 to be allocated as follows:



      (a)      Prospect Generation Costs                   $  50,000
      (b)      Lease Acquisition Costs                       490,000
      (c)      Management Fee (first year)                    36,000
      (d)      Organization Costs and Other Costs             24,000
                                                           ---------
               Total                                       $ 600,000


Each Participant agrees to contribute in cash concurrently with his execution and delivery of this Agreement, 20% of $600,000 ($120,000) times his Sharing Percentage. Each Participant agrees to pay his Sharing Percentage of the remaining $480,000 on a monthly basis as requested by the Manager based upon estimated expenditures to be incurred in the following month.

         SECTION 3.2 COST OVERRUNS. Subject to the terms of this Agreement, each Participant shall be obligated to contribute its Sharing Percentage of actual costs and expenses of Venture operations to the extent retained revenues or other venture funds are not available for the payment thereof. The Manager will use its best efforts to conduct Venture operations within budgeted amounts; however, the budgeted amounts


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set forth in Section 3.1 shall not be a limitation on the obligations of the
Participants to pay the actual costs and expenses of operations.

         SECTION 3.3       NONPAYMENT OF CAPITAL CONTRIBUTIONS.

                  (a) The Venture shall have the right to pursue any remedy existing at law or in equity for the collection of the unpaid amount of the Capital Contributions agreed to be made as provided in Sections
         3.1 and 3.2., interest accrued thereon and other damages and collection costs incurred by the Venture on account of the Participant's failure to pay. All late payments shall bear interest at the lesser of (i) 2% above the prime rate of interest as announced from time to time by NCNB Texas National Bank in Dallas, Texas, or (ii) the maximum rate of interest permissible under applicable law.

                  (b) In addition to the remedies discussed in subsection (a) above, the Manager shall have the right, but not the obligation. to advance its own funds to pay the Capital Contribution of a defaulting Participant described in subsection (a) above and may bill such Participant for the amount of such advance plus interest as described in subsection (a) above or may withhold from distributions which such Participant would otherwise receive an amount equal to such advance plus interest.

                  (c) In addition to the remedies sat forth in subsections (a) and (b) above, the Venture shall have the right to acquire the defaulting Participant's interest in the Venture and shall have the right to sell such interest proportionately to the other Participants or to third parties at public or private sale. for such price and on such terms and conditions as the Manager may deem appropriate. Each Participant hereby grants to the Ventura a lien upon and security interest in his interest in the Venture, and hereby authorizes the Venture upon the failure of such Participant to pay any of his Capital Contributions when due to foreclose on such lien or security interest in any manner provided for by the laws of the State of Texas. Each Participant by his execution of this Agreement hereof irrevocably constitutes and appoints the Manager and its authorized agents and successors, each with full power of substitution, the agent and attorney-in-fact of such Participant to sign, execute and deliver on behalf of such Participant all financing statements, UCC filings and other documents as shall be necessary or desirable to create and perfect the security interest and lien granted herein. The power of attorney granted herein shall survive the assignment or transfer by a Participant of his interest herein and. being coupled with an interest, shall survive the death, incompetency, incapacity, dissolution or termination of such Participant. The proceeds of any public or private sale by the Venture of the Venture interest of a defaulting Participant shall be applied as follows: (i) first, to the costs and expense, including without limitation all attorneys' fees incurred by the Venture in foreclosing such lien or security interest, making such sale and collecting such proceeds; (ii) second, to the Venture in the amount of the Capital Contribution which the defaulting Participant failed to pay, and (iii) third, to the defaulting Participant. The defaulting Participant shall be fully liable to the Venture for any deficiency remaining after such sale. A purchaser of all or a part of the Venture's interest of a defaulting Participant shall be admitted to the Venture as a substituted Participant and shall have the Sharing Percentage of the defaulting Participant, or a proportionate share thereof if such interest is acquired by more than one party.

                  (d) In addition the remedies set forth in subsections (a) through (c) above, the Manager shall have the right, but not the obligation, to offer to the remaining Participants the right to pay their pro rata portion of the unpaid Capital Contributions of the defaulting Participant and to have their Sharing Percentages adjusted based on the percentage relationship that each Participant's


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         aggregate Capital Contributions bear to the aggregate Capital
         Contributions made to the Venture by all Participants.

         SECTION 3.4 RETURN OF CONTRIBUTIONS. No interest shall accrue on any contributions to the capital of the Venture, and no Participant shall have the right to withdraw or be repaid any capital contributed by such Participant except as otherwise specifically provided in this Agreement.

         SECTION 3.5 ADDITIONAL PROSPECTS. The Manager, with the Agreement of all Participants, may elect to participate in the acquisition, exploration, development and/or sales of Prospects in addition to the first four Prospects in which the Venture will participate hereunder. In such event, the Manager will present detailed information regarding such properties and the estimated costs associated therewith. In the event one or more Participants do not agree to participate in such additional Prospects, the Manager and the other Participants may elect to so participate and a separate accounting unit and capital accounts for the Participants will be established with respect to such Prospect, and the non-participating Participant(s) shall have no rights or interests in such Prospect. The Participants hereby agree to amend this Agreement to the extent necessary to establish separate accounting units and capital accounts when and as required to effectuate the purposes of this Section 3.5.


                                   ARTICLE IV

                          ALLOCATIONS AND DISTRIBUTIONS

         SECTION 4.1 ALLOCATION OR COSTS AND REVENUES AND INCOME TAX ALLOCATIONS. All Costs and revenues, and all items of income, gain, loss deduction and credit for federal, state and local income tax purposes, shall be allocated to the Participants in accordance with their respective Sharing Percentages.

         SECTION 4.2 DISTRIBUTIONS. At least quarterly, all cash fund: of the Venture which the Manager reasonably determines are not needed for the payment of existing or anticipated Venture obligations and expenditures shall be distributed to the Participants. In addition, the Manager will distribute all cash and other sales proceeds to the Participants as soon as practicable following the sale of a Venture Prospect or leasehold interest therein. All revenues of the Venture to be distributed to the Participants shall be distributed to the Participants in the same respective percentages as such revenue is allocated to the Participants pursuant to Section 4.1 (after deducting therefrom the costs and expenses charged to the Participants pursuant to Sections 4.1).

         SECTION 4.3 LIABILITY OF THE PARTICIPANTS. Each Participant hereby acknowledges that as to all third parties dealing with the Venture, all Participants are jointly and severally liable for all costs, expenses and obligations of the Venture. However, as among themselves, the Participants hereby agree that each shall be individually and solely responsible only for his share of the costs, expenses and obligations of the Venture as determined under this Agreement. Pursuant thereto, each Participant hereby further agrees to indemnify the other Participants from paying more than their respective, shares of the costs, expenses and obligations of the Venture as determined in accordance with Article XV.

         SECTION 4.4 DEFERRED PROSPECT GENERATION COSTS. Pursuant to the Arkoma Letter Agreement, M. G. Whitmire and Bandera Petroleum, Inc. ("WB") are entitled to certain overriding royalties, carried or earned interests and net profits, an a prospect-by-prospect basis, on any Prospect generated by WB. The Arkoma Letter Agreement is attached as Exhibit B hereto and is made a part of this Agreement.


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         SECTION 4.5 CONFLICT OF INTEREST. Subject to the provisions of Section
5.10, no Participant is required to account for or pay over to the Venture or any Participant any benefit or profit derived by such Participant from any business of the same nature as or competing with that of the Venture and the Participants hereby consent to the carrying on of any such business by any Participant


                                   ARTICLE V

                                   MANAGEMENT

         SECTION 5.1 MANAGER. The Participants hereby designate Toreador Royalty Corporation as the Manager of the Venture to serve in that capacity until such time as the Participants designate a new Manager by vote of a majority in interest. The Partners hereby delegate to the Manager responsibility for the day-to-day management and ministerial acts of the Venture. The Manager shall devote such attention to the affairs of the Venture as may reasonably be necessary.

         SECTION 5.2 POWER AND AUTHORITY OF MANAGER. Except as specifically provided in Section 5.3 and elsewhere in this Agreement. the Manager shall have the power and authority on behalf of the Venture to manage, control, administer and operate the business. affairs and properties of the Venture and to do or cause to be done any and all acts deemed by the Manager to be necessary or appropriate thereto, and the scope of such power and authority shall encompass all matters in any way connected with such business or incident thereto, including but not limited to, the power and authority;

                  (a) to acquire Leases, to market and sell assembled leasehold positions to third parties, to package materials pertinent to such effort and otherwise act for, in the name of and on behalf of the Venture with respect to such Lease in accordance with the terms of this Agreement;

                  (b) to purchase or otherwise acquire, hold, exchange, lease, improve, operate, or let any interest(s) in other related real or personal property of any kind, character and description;

                  (c) to enter into and execute all contracts and other agreements and any and all other instruments or documents considered by the Manager to be necessary or appropriate to carry on and conduct the business of the Partnership, for such consideration and on such terms as the Manager in its sole discretion may determine;

                  (d) to employ on behalf of the Venture, agents, employees, accountants, lawyers, brokers, consultants and all other professionals, clerical help and such other assistance and services as the Manager may deem proper and to pay thereof or such remuneration as the Manager may determine to be reasonable and appropriate;

                  (e) subject to obtaining the consent of a majority in interest of the Participants pursuant to Section 5.3. to borrow monies for the business of the Venture and from time to time to draw, make, execute and issue promissory notes or other negotiable or non-negotiable instruments and evidences of indebtedness; to secure the payment of the sums so borrowed and to mortgage, pledge, or assign in trust all or any part of the property of the Venture; to assign any monies owing or to be owing to the Venture; and to engage in any other means of financing;



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                  (f) to enter to any agreements for sharing of profits, joint venture or partnerships with any person, firm, corporation, government or agency thereof engaged in any business or transaction which the Venture is authorized to engage in, or in any business or transaction capable of being conducted so as to directly or indirectly benefit the Venture;

                  (g) to sell, assign, convey or otherwise dispose of, for such consideration and upon such terms and conditions as the Manager may determine, all or any part of the Venture's assets, any interest therein, or any interest payable therefrom, and in connection therewith to execute and deliver such deeds, assignments and conveyances containing such warranties as the Manager shall determine;

                  (h) to purchase, lease, rent or otherwise acquire or obtain the use of all kinds and types of real or personal property which may in any way be deemed necessary, convenient or advisable in connection with carrying on the business of the Venture or for the enhancement of Venture assets and to incur expenses for travel, telephone, telegraph, insurance for such other things, whether similar or dissimilar as may be deemed or necessary or appropriate to carry on and perform the business of the Venture;

                  (i) to make and enter into such agreements and contracts with such parties and to give such receipts, releases and discharges with respect to any and all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate;

                  (j) subject to obtaining the consent of a majority in interest of the Participants pursuant to Section 5.3, to guarantee the payment of money or the performance of any contract or obligation by any person, firm or corporation;

                  (k) to sue and be sued, complain and defend in the name and on behalf of the Venture;

                  (l) to quitclaim, surrender, release or abandon any Venture property with or without consideration therefor;

                  (m) to make such classifications, determinations and allocations as the Manager may deem advisable, having due regard for any relevant generally accepted accounting principles; and

                  (n) to take such other action, execute and deliver such other document: and perform such other acts as may be deemed by the Manager to be appropriate to carry out the business end affairs of the Venture.

In accomplishing all of the foregoing, the Manager may, in its discretion, use its own personnel, properties and equipment or those of any of its affiliates or the manager may hire or rent that of third parties.

         SECTION 5.3 RESTRICTIONS ON MANAGER'S POWER AND AUTHORITY. The consent of a majority in interest of the Participants (other than the Manager) shall be required to take any actions authorized in Section 5.2(e) and (j). No Participant shall have the power or authority to do or perform many of the following acts without having previously obtained the prior consent of the other Participants:

                  (a) to bind or obligate the Venture with respect to any matter outside the scope of the Venture business;


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                  (b) to use the Venture name, credit or property for other than
         Venture purposes; or

                  (c) to take any action with respect to the asset or property of the Venture which does not primarily benefit the Venture, including, among other things, utilization of funds of the Venture as compensating balances for its own benefit.

         SECTION 5.4 LIABILITY AND INDEMNIFICATION OF THE MANAGER. The Manager and its officers, directors. employees and agents: (collectively referred to in this Section 5.4 as "THE MANAGER") shall not be liable, responsible or accountable in damages or otherwise to the Venture or the other Participants for, and the Venture shall indemnify and save harmless the Manager from any loss or damage incurred by reason of. any act or omission performed or omitted by it in good faith on behalf of the Venture and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Venture irrespective of whether such loss or damage results from the ordinary sole, concurrent or comparative negligence of the Manager. provided that the Manager was not guilty of gross negligence or willful misconduct with respect to such acts or omissions. Any act or omission performed or omitted by the Manager on advice of legal counsel or an independent consultant or with the consent or approval of the other Participants shall be conclusively deem to have been performed or omitted in good faith.

         SECTION 5.5 REIMBURSEMENT OF MANAGER. All direct costs and expenses incurred by the Manager in managing and conducting the business and affairs of the Venture, including expenses incurred in providing or obtaining such professional. technical. administrative and other services and advice as the Manager may deem necessary or desirable, shall be paid or reimbursed by the Venture as a Venture expense.

         SECTION 5.6 MANAGEMENT FEE. For and in consideration of the Manager's services in such capacity, the Participants shall pay to Manager a monthly fee of $3,000. which will be in addition to any reimbursement of direct expenses to Manager pursuant to Section 5.5.

         SECTION 5.7 TAX ELECTIONS. The Manager shall make the following elections on behalf of the Venture;

                  (a) to elect a calendar year as the Venture's fiscal year;

                  (b) to elect the accrual method of accounting;

                  (c) to elect, in accordance with Section 754 of the Internal Revenue Code, and applicable regulations and comparable state law provisions. to adjust the basis of Venture property in the case of distribution of property or transfer of a Venture interest. if in the discretion of the Manager, such action is deemed advisable; and

                  (d) to elect with respect to such other federal, state and local tax matters as the Manager shall deem advantageous to the Venture.

         SECTION 5.8 RIGHTS OF PARTICIPANTS. In addition to the other rights specifically set forth herein. each Participant shall have the right to:

                  (a) have the Venture books kept at the principal place of business of the Venture and at all reasonable times to inspect and copy any of them; and


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                  (b) have on demand true and full information of all things affecting the Venture and a formal account of Venture affairs whenever circumstances render it just and reasonable.

         SECTION 5.9 TAX MATTERS PARTNER. The Manager shall be designated the Tax Matters Partner (in this Section 5.9 called the "TMP") as defined in
Section 6231(a)(7) of the Internal Revenue Code with respect to operations conducted by the Participants pursuant to this Agreement until such time as the Participants have elected a new TMP. The TMP is authorized to take such actions and to execute and file all statements and forms on behalf of the Venture which may be permitted or required by applicable provisions of the Internal Revenue Code or Treasury Regulations issued thereunder, and the Participants will take all other action that may be necessary or appropriate to effect the designation of the Manager as the TMP. In the event of an audit of the Venture's income tax returns by the Internal Revenue Service, the TMP may, at the expense of the Venture, retain accountants and other professionals to participate in the audit. All expenses incurred by the TMP in its capacity as such shall be expenses of the Venture and shall be paid or reimbursed to the TMP from Venture funds.

         SECTION 5.10 ADDITIONAL ACQUISITIONS WITHIN PROSPECT AMI'S. If any Participant shall acquire an additional lease within a Prospect API for its own account during the term of this Agreement, such Participant must offer the Venture the right to acquire such Lease at the cost to such Participant for the Lease. In such event, the Manager will present such Lease to the Participants for acquisition in the same manner provided for the acquisition of additional Prospects set forth in Section 3.5. In addition, any such Lease acquisition by a Participant shall be subject to the provisions of Paragraph 3 of the Arkoma Letter Agreement.


                                   ARTICLE VI

                   BOOKS, RECORDS, BANK ACCOUNTS AND REPORTS

         SECTION 6.1 BOOKS AND RECORDS. The Manager shall keep, or cause to be kept, just and true books of account with respect to the operation of the Venture. Such books shall be maintained at the principal place of business of the Venture and shall be kept on the accrual method of accounting, or on such other method of accounting as the Manager shall determine. The fiscal year of the Partnership shall be the calendar year and the Manager shall keep the books of the Partnership on such basis.

         SECTION 6.2 BANK ACCOUNTS. The Manager shall cause one or more accounts to be maintained in a bank (or banks) which is a member of the Federal Deposit Insurance Corporation which accounts shall be used for the payment of the expenditures incurred by the Participants. in connection with the business of the Venture and in which shall be deposited any and all receipts of the Venture. All such amounts shall be and remain the property of the Venture and shall be received. held and dispersed by the Manager for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Venture, and no other funds shall in any way be commingled with such funds.

         SECTION 6.3 REPORTS. The Manager shall report in writing and in reasonable detail to the Participants on the affairs of the Venture as often as is reasonably required to keep the Participants informed as to the affairs of the Venture, or whenever the Participants reasonably request the Manager to do so.





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                                  ARTICLE VII

                    ASSIGNMENT OF INTEREST AND SUBSTITUTION

         SECTION 7.1 ASSIGNMENT OF VENTURE INTERESTS. The interest of a Participant in the Venture may not he sold, assigned, transferred, hypothecated, mortgaged, pledged or otherwise disposed of without the written approval of the Manager. This provision shall not affect the right of a Participant to assign, transfer or otherwise deal with property interests distributed to such Participant by the Venture and held outside this Agreement.


                                  ARTICLE VIII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

         SECTION 8.1 DISSOLUTION. The Venture shall be dissolved upon the occurrence of any of the following:

                  (a) The occurrence of March 1, 2000.

                  (b) The written consent of the Manager and a majority in interest of the other Participants at any time.

                  (c) The dissolution, termination, bankruptcy or insolvency of any Participant or the occurrence of any other event which would permit a trustee or receiver to acquire control of the property or affairs of such Participant.

                  (d) The adjudication of bankruptcy or insolvency of the Venture or the assignment by the Venture for the benefit of creditors.

                  (e) The occurrence of any event which, under the laws of the State of Texas, causes the dissolution of a general partnership.

Notwithstanding the provisions of Section 8.1(e), neither the death, adjudication of incompetence or insanity nor the legal disability of a Participant shall cause a dissolution of the Venture. Further, notwithstanding the provisions of Section 8.1(a)-(e), upon the dissolution of the Venture by the dissolution, termination, bankruptcy, insolvency or withdrawal of a Participant, the remaining Participants will have the right to reconstitute the Venture by mutual consent. Upon the death, insanity or legal disability of a Participant and upon the occurrence of any event set forth in the immediately preceding sentence, if the Venture is reconstituted, the estate, personal representative, guardian or other successor in interest of such Participant or such Participants, as the case may be, (i) will continue to be liable for all of the debts and obligations of such Participant pursuant to this Agreement,
(ii) may transfer the Venture interest of such Participant only pursuant to the provisions of Article VII hereof and (iii) will not have any right to withdraw the Capital Contribution of such Participant except as expressly set forth in
Section 8.2 of this Agreement. Upon the occurrence of the event of dissolution under Section 8.1(a), the Venture may be continued and no termination shall occur if all Participants consent to continuation of the Venture for an additional designated period of time.

         SECTION 8.2 LIQUIDATION AND TERMINATION. Upon dissolution of the Venture, the Manager shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up


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the affairs of the Venture and make final distribution as provided herein;
provided, however, that if one of the events specified in Section 8.1(c) has occurred with respect to the Manager, the liquidator shall be selected by the Participants with respect to which such event has not occurred. The liquidator shall proceed diligently to wind up the affairs of the Venture and make final distribution as provided herein. Until final distribution. the liquidator shall continue to operate the Venture business with all of the power and authority of the Manager. The steps to be accomplished by the liquidator are as follows:

                  (a) As promptly as possible after dissolution, the liquidator shall cause a proper accounting to be made of the Venture's assets, liabilities and operations through the last day of the month in which the dissolution occurs.

                  (b) The liquidator shall pay all of the debts and liabilities of the Venture (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including. but not limited to the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may determine). To the extent cash required for this purpose is not otherwise available, the liquidator may sell assets of the Venture for cash.

                  (c) After making payment or provision for all debts and liabilities of the Venture, the liquidator shall distribute (in accordance with the provisions of this subsection (c) and subsection
         (d)) to the Participants the remaining cash and property in accordance with their Sharing Percentages. The liquidator, at its option. may sell Venture properties at the best cash price available therefor and the cash therefrom shall be distributed to the Participants in accordance with the provisions of this subsection (c).

                  (d) At the option of the liquidator, all or any part of the Venture properties may be distributed in kind to the Participants. In such event, the properties of the Venture shall be conveyed and assigned to the Participants in a manner so that they shall be entitled to receive from the interests so conveyed and assigned to them income on the same basis as specified in Section 4.1. The interests in Venture properties distributed to the Participants may be subject to such liens, encumbrances and restrictions as affect the properties on the date of such distribution.

         The liquidator shall comply with any requirements of the Texas Uniform Partnership Act and all other applicable laws pertaining to the winding up of the affairs of the Venture and the final distribution of its assets. The distribution of cash to the Participants in accordance with the provisions of this Section 8.2 shall constitute a complete return to the Participants of their respective interests in the Venture and all Venture property.


                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

         SECTION 9.1 REPRESENTATIONS AND WARRANTIES OF THE PARTICIPANTS. Each Participant hereby represents and warrants to and agrees with the Venture and the other Participants as follows:

                  (a) He has the right, power and authority to enter into this Agreement, to become a Participant, and to perform his obligations hereunder and this Agreement is a legal and binding obligation of such Participant.

                  (b) He has adequate means of providing for his current needs and possible personal contingencies, and he has no need now, and anticipates no need in the foreseeable future to sell his interest in the Venture. He is able to bear the economic risks of this investment and consequently, without limiting the generality of the foregoing, he is able to hold his interest in the Venture for an indefinite period of time and has a sufficient net worth to sustain a loss of his entire investment in the event such loss should occur.

                  (c) (i) He either (A) is a natural person with an individual net worth, or joint net worth with his spouse, at the time of his purchase in excess of$1,000,000, (B) is a natural person with individual income in excess of $200,000 in each of the two most recent years and reasonably expects an income in excess of $200,000 in the current year, or (C) is an entity composed solely of persons meeting the requirements of one or more of the above subcategories (A) or (B); or (ii) He has such knowledge and experience in financial. tax and business matters to be capable of evaluating the merits and risks of an investment in the Venture.

                  (d) He recognizes that his investment in the Venture involves a high degree of risk which may result in the loss of the total amount of his investment.

                  (e) He is acquiring his interest in the Venture for his own account (as principal) or the for account of his spouse (either in a joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the distribution or resale thereof.

                  (f) He has not offered or sold any portion of his interest in the Venture and has no present intention of dividing his interest therein with others or of reselling or otherwise disposing of any portion of his interest in the Venture, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

                  (g) He is aware that he must bear the economic risk of his investment in the Venture for an indefinite period of time because (i) interests in the Venture have not been registered under federal or state securities laws, and therefore cannot be sold unless they are subsequently registered under the Securities Act of l933 and any applicable state securities laws or unless an exemption from such registration is available and. further, that only the Venture can take action to register interests in the Venture and the Venture is under no obligation and does not propose to attempt to do so, and (ii) the Agreement provides that a Participant may assign his interest in the Venture only upon the satisfaction of certain conditions. He also recognizes that no federal or state agency has passed upon the interests in the Venture or made any finding or determination as to the fairness of an investment in the Venture.

                  (h) The foregoing representations, warranties and agreements shall remain true and accurate during the terms of the Venture, and he will neither take action or permit action to be taken which would cause any of them to become untrue or inaccurate.

                                   ARTICLE X

                                 MISCELLANEOUS



         SECTION 10.1 NOTICES. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if give by (a) personal delivery or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid. registered or certified mail, return receipt requested. or (d) prepaid telegram or telex (provided that such telegram or telex is confirmed by expedited delivery service or by mail in the manner previously described, sent to the intended addressee at the address set forth opposite the signature of such Partner, and shall be deemed to have been given either at the time of personal delivery, or, in the case of delivery service or mail, as of the date of delivery at the address and in the manner provided herein.

         SECTION 10.2 AMENDMENT. Except to the extent necessary to effect the provisions of Section 3.5, this Agreement may be changed, modified or amended only by an instrument in writing duly executed by all Participants.

         SECTION 10.3 PARTITION. Each of the Participants hereby irrevocably waives for the term of the Venture any rights that such Participant may have to maintain any action for partition with respect to Venture property.

         SECTION 10.4 ENTIRE AGREEMENT. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         SECTION 10.5 NO WAIVER. The failure of any Participant to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not he a waiver of such Participants' right to demand strict compliance in the future.

No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breech or default in the performance of the same or any obligation hereunder. -

         SECTION 10.6 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         SECTION 10.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns, provided, however, that no Participant may sell, assign, transfer or otherwise dispose of all or any part of his rights or interest in the Venture or under this Agreement except as provided in Article VII.

         SECTION 10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the 17th day of March, 1989 but effective as of the day and year first above written.

ADDRESS:                                        PARTICIPANTS:

400 N. St. Paul, Suite 730                      Toreador Royalty Corporation
Dallas, Texas 75201

                                        By:      /s/ PETER R. VIG
                                                 ------------------------------
                                                 Name:    Peter R. Vig
                                                 Title:   Chairman


3000 San Jacinto Tower                  The Grayrock Corporation
Dallas, Texas 75201


                                        By:      /s/ GRADY M. VAUGHN
                                                 ------------------------------
                                                 Name:    Grady M. Vaughn
                                                 Title:   President

1116 One Energy Square                  Roy Guffey Oil Company
Dallas, Texas 75205


                                        By:      /s/ WILLIAM R. GUFFEY
                                                 ------------------------------
                                                 Name:    William R. Guffey
                                                 Title:   Partner


Lincoln Plaza, Suite 2160               /S/ FRANK A. SCHULTZ
Lock Box #1                             ---------------------------------------
Dallas, Texas 75201                     Frank A. Schultz




2096 Green Oaks Lane                    Sterling Energy Group
Littleton, Colorado 80121               /s/ THOMAS A. PETRIE
                                        ---------------------------------------
                                        Thomas A. Petrie


P.O. Box 335                            /s/ D. MILES PRICE
Pine Plains, New York 12567             ---------------------------------------
                                        D. Miles Price



200 Crescent Court, Suite 1900          /s/ MICHAEL MEWHINNEY
Dallas, Texas 75201                     ---------------------------------------
                                        Michael Mewhinney

                                                                     EXHIBIT "B"

                          Toreador Royalty Corporation
                                400 N. St. Paul
                                   Suite 1140
                              Dallas, Texas 75201
                                 (214) 220-2141

                                                                   March 1, 1989


Mr. M. G. Whitmire
Bandera Petroleum, Inc.
427 South Boston
The Mezzanine
Tulsa, Oklahoma 74103

         Re:      Exploration Program/Arkoma Basin

Dear Mr. Whitmire:

         This agreement (hereinafter, the "AGREEMENT") is entered into as of the first day of March, 1989, by and among Toreador Royalty Corporation, a Delaware corporation ('TOREADOR"), and M. G. Whitmire, an Oklahoma resident, and Bandera Petroleum, Inc., an Oklahoma Corporation (hereinafter "W-B"). This Agreement sets forth the terms and conditions pursuant to which Toreador and W-B will participate in the business of an exploration program for the assembly of oil and gas prospects in the Arkoma Basin, Arkansas.

         1. The purpose of this Agreement is to provide for the generation and acquisition of oil and gas prospects and leases for the drilling, development and production thereon in the Area of Mutual Interest designated in Exhibit "A" attached hereto and made a part hereof (the "AMI BASIN") from the date hereof until March 1, 1991 (the "ACQUISITION TERM").

         2. This Agreement is not intended and shall not be construed to create a joint venture, a mining or other Partnership (general, limited or otherwise) under state law or for tax purposes, or an association, any sort of trust or other fiduciary relationship or otherwise render the parties hereto liable as partners. Each party agrees to join in the execution of any documents and elections as may be required to effectuate the purpose of this Paragraph 2.

         3. W - B will generate a minimum of four (4) prospects as soon as practical. Toreador will have the right but not the obligation to assemble leases within these prospects with the intent of marketing said prospects for sale or farm-out or for its own drilling and exploration. Should W - B generate more than four prospects, Toreador will have the right or first refusal under the same term as set forth in Paragraphs 5 and 8 below on each additional prospect generated by W - B within the AMI during the Acquisition Term. Toreador must accept or reject such prospect within ten (10) business days of receipt of written notice thereof. When a prospect is accepted by Toreador, the parties hereto shall mutually agree upon a prospect area of mutual interest (a "PROSPECT AMI"), which Prospect AMI shall remain in effect for a five year period, commencing with the date of acquisition of any leases therein by either of the parties hereto. If either party shall acquire an additional lease within a Prospect AMI during the term thereof, such lease shall become subject to the terms of this Agreement at the election of the other party (the "NON-ACQUIRING PARTY") within fifteen (15) days following receipt of written notice of such acquisition by the non-acquiring party. Failure to respond within fifteen (15) days of notice shall be deemed to be a rejection of such lease.

         4. Toreador intends to assemble leasehold interests acquired pursuant hereto and market such prospects to prospective purchaser candidates or farmers. It is also the intent of Toreador to seek additional investor partners to share the cost of assembly of such geophysical data end leasehold positions. Such investor partners shall be bound by the terms of this Agreement. (Toreador, together with its investor partners shall be referred to herein as the "FUND".) Toreador will direct all leasehold acquisition activities, all marketing efforts and will determine all terms and conditions of any sale.

         5. For and in consideration of generation of these prospects, W - B will be entitled to receive 30% of the net profit (as defined below) earned by the Fund for any sale of a prospect and/or leasehold position generated pursuant to this Agreement on a prospect by prospect basis. In addition, W - B will receive 50% of any overriding royalty retained by the Fund in any sale of such leases or farm-out of same, and 30% of any carried interest or reversionary interest of the Fund which occurs after payout of any such prospect which is sold or farmed out to a third party. These percentages are to be proportionately reduced as to the interest in the leases owned by the Fund. Any compensation to be paid to W - B hereunder shall accrue and be payable upon the earlier to occur of (a) the sale by the Fund of 100% or the interests held by it in such prospect or (b) a partial sale of the interests held by the Fund in such prospect and an election by the fund (or its Participants) to participate in the drilling of an initial well on the remaining interest held in such prospect. For purposes of this Paragraph, "net profit" is defined as the difference between (i) the net sales price obtained by the Fund (computed on 100% of its interest in such prospect) and (ii) all leasehold acquisition, brokerage, and geophysical costs, all expenses incurred by the Fund to assemble and market these prospects, including Toreador's management fee (not to exceed $36,000 per annum) printing, drafting, postage, travel and all other reasonable costs payable to third parties (including without limitation, all costs paid or reimbursed to W - B pursuant to Paragraph 6 hereof).

         6. In consideration of Toreador's investment, supervision, marketing and sales of prospects generated pursuant to this Agreement, W - B agrees to contribute on a continuing basis within the AMI its technical expertise in the preparation and presentation of these prospects both to prospective investor partners as well as purchaser candidates. Such items and services to be provided by W - B include, without limitation, the following:

         a. preparation of geologic and geophysical maps and presentation materials;

         b.       review and acquisition of seismic data;

         c. marketing of the prospects to purchaser candidates with Toreador, at its request; and

         d. necessary travel to meet with prospective purchaser candidates.

The Fund will reimburse W - B for all third party costs for preparing sales packages and travel expenses incurred in marketing the prospects.

         7. In the event that Toreador and its investor partners contribute to the drilling of an exploratory well on a prospect generated pursuant to this Agreement or cause such a well to be drilled, Toreador, its investor partners and any third party owners will enter into a mutually agreeable Joint Operating Agreement with each party contributing its proportionate share of the costs.

         8. In the event Toreador, the Fund or one or are of its partners elects to participate in the drilling of all or a portion of its interest in the initial well on a prospect generated pursuant to this Agreement, then in lieu of the compensation set forth in Paragraph 5 hereof, the W - B compensation shall be computed as follows;

         a) should there be any third party sales from Toreador or the Fund within the prospect, W - B shall receive compensation on the same terms as outlined in Paragraph 5 from the portion sold and from those parties that elect to drill all or a portion of their interest, proportionately reduced.

         b) should there be any third party sales from Toreador or the Fund within the prospect, W - B shall receive as consideration 15% of total prospect acquisition costs including lease bonus, title, travel, reproduction and geophysical costs related to the acquisition of such prospect) proportionately reduced. In addition W - B shall be entitled to receive an overriding royalty interest equal to 50% of the remainder of twenty percent (20%) minus total leasehold burdens and a six percent (6%) reversionary interest after payout on the initial well of the prospect and a 6% working interest in the remaining acreage held by the Fund in the Prospect AMI, proportionately reduced.

         9. This Agreement shall remain in effect until the later of March 1, 1991 or the termination of the last Prospect AMI subject to this Agreement, unless modified by the written agreement of all parties.

         10. This Agreement and the rights and obligations of the parties hereunder shall be governed and interpreted, construed and enforced in accordance with the laws of the State of Texas.

         11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no party shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other parties.

         12. This Agreement may be amended, changed or modified only by an instrument in writing executed by all parties.

         Should the foregoing terms and conditions be acceptable to you, please execute four originals of this Agreement and return two (2) originals to Toreador for our records.

                                        Sincerely,



                                        /s/ PETER R. VIG
                                        ----------------------------------------
                                       Peter R. Vig
                                       Chairman

Agreed to and Accepted this
7th day of March, 1989


BANDERA PETROLEUM, INC.


By:   /s/ M. G. WHITMIRE
   -------------------------------------
      Name: M. G. Whitmire
      Title: President

/s/ M. G. WHITMIRE
----------------------------------------
M.G. Whitmire, Individually

                   AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT

                        ARKOMA BASIN JOINT VENTURE 1989


         THIS AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT (this "AMENDMENT") dated as of March 15, 1989, is made by and among Toreador Royalty Corporation, a Delaware corporation (the "MANAGER") and The Grayrock Corporation, Roy Guffey Oil Company, Frank A. Shultz, Thomas A. Petrie, D. Miles Price and Michael Mewhinney (collectively, together With the Manager, the "PARTICIPANTS").

                              W I T N E S S E T H :

         WHEREAS, a Joint Venture Agreement dated as of March 1, 1989 (the "VENTURE AGREEMENT"), was made and entered into for the formation of Arkoma Basin Joint Venture 1989 (the "VENTURE"); and

         WHEREAS, the parties hereto desire to amend the Venture Agreement to reflect certain changes thereto,

         NOW, THEREFORE, in consideration of the premises, the mtua1 covenants and agreements contained herein and in the Venture Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Participants hereby agree to amend the Venture Agreement in the following particulars:

         1. Cost Overruns. Section 3.2 of the Venture Agreement is hereby amended in its entirety to read as follows:

                  Section 3.2. Cost Overruns. Subject to the terms of this Agreement, each Participant shall be obligated to contribute its Sharing Percentage of actual costs and expenses of Venture operations to the extent retained revenues or other Venture funds are not available for the payment thereof. The Manager will use its best efforts to conduct Venture operations within budgeted mounts; however, the Participants shall be obligated to pay actual costs and expenses of Venture operations in excess of budgeted amounts up to, but not in excess of, 15% of the budgeted amount set forth in Section 3.1.

         2. Payment of Capital Contributions. Subsections (a) and (d) of
Section 3.3 of the Venture Agreement are hereby amended to read as follows:

                  (a) Payments of Capital Contributions agreed to be made hereunder shall be made by the Participants at such times as requested by the Manager. Payment of any such Capital Contributions shall be made by the date set forth in the notice provided by the manager to the Participants and in the absence of any date specified in the notice, within 10 days of such notice. The Venture shall have the right to pursue any remedy existing at law or in equity for the collection of the unpaid amount of the Capital Contributions agreed to be made as provided in Sections 3.1 and 3.2 or hereafter agreed to be made as provided in Section 3.5, interest accrued thereon and other damages and collection costs incurred by the Venture on account of the Participant's failure to pay. All late payments shall bear interest at the lesser of (i) 2% above the prime rate of interest as announced from time to time by NCNB Texas National Bank in Dallas, Texas, or (ii) the maximum rate of interest permissible under applicable law.

                                      * * *

                  (d) In addition to the remedies set forth in subsections (a) through (c) above, the Manager shall have the right to offer to the remaining Participants the right to pay their pro rata portion of the unpaid Capital Contributions of the defaulting Participant and to have their Sharing Percentages adjusted based on the percentage relationship that each Participant's aggregate Capital Contributions bear to the aggregate Capital Contributions made to the Venture by all Participants. The Manager shall have the right to elect any of the options set forth in subsections (a) through (d) of this Section 3.3, or any combination thereof, upon the nonpayment of a Capital Contribution by a Participant, but shall have no obligation to elect to pursue any particular remedy provided in this Section 3.3. Further, the Manager shall have no right to separately acquire the interest of the defaulting Participant except on a pro rata basis in conjunction with the other Participants as provided in this Section 3.3.

         3. Additional Prospects. Section 3.5 of the Venture Agreement is hereby amended in its entirety to read as follows:

                  Section 3.5. Additional Prospects. After the expenditure or commitment for expenditure of the Capital Contributions of the Participants set forth in Section 3.1 hereof, the Manager, with the agreement of all Participants, may elect to participate in the acquisition, exploration, development and/or sales of additional prospects and the Participants shall make additional Capital Contributions with respect thereto. In such event, the Manager will present to the Participants detailed information regarding such properties and the estimated costs associated therewith. In the event one or more Participants do not agree to participate in such additional prospects, the Manager and the Other Participants may elect to so participate and a separate accounting unit and capital accounts for the Participants will be established with respect to such prospect, and the non-participating Participant(s) shall have no rights or interests in such Prospect. The Participants hereby agree to amend this Agreement to the extent necessary to establish separate accounting units and capital accounts when and as required to effectuate the purposes of this
         Section 3.5.

         4. Liability of Participants. Section 4.3 of the Venture Agreement is hereby amended in its entirety to read as follows:

                  Section 4.3. Liability of the Participants. Each Participant hereby acknowledges that as to all third parties dealing with the Venture, all Participants are jointly and severally liable for all costs, expenses and obligations of the Venture. However, as among themselves, the Participants hereby agree that each shall be individually and solely responsible only for his Sharing Percentage of the costs, expenses and obligations of the Venture as determined under this Agreement. Pursuant thereto, each Participant hereby further agrees to indemnify the other Participants from paying more than their respective Sharing Percentages of the costs, expenses and obligations of the Venture in an amount not to exceed his Sharing Percentage of such costs, expenses and obligations.

         5. Reimbursement of Manager. Section 5.5 of the Venture Agreement is hereby amended in its entirety to read as follows:

         Section 5.5. Reimbursement of Manager. All out-of-pocket and third party costs and expenses incurred by the Manager in managing and conducting the business and affairs of the Venture, including expenses incurred in providing or obtaining such professional, technical, administrative and other services and advice as the Manager may deem necessary or desirable, shall be paid or reimbursed by the Venture as a Venture expense. The Manager shall not be reimbursed under this Section 5.5 for its overhead and other indirect costs and expenses.

         6. Management Fee. Section 5.6 of the Venture Agreement is hereby amended in its entirety to read as follows:

                  Section 5.6. Management Fee. For and in consideration of the Manager's services in such capacity, the Participants shall pay to the Manager a monthly fee of $3,000 during the first two years of the Venture term, or until the earlier termination and liquidation of the Venture pursuant to the terms of Article VIII hereof. Such management fee will be in addition to any reimbursement of direct expenses to the pursuant to Section 5.5.

         7. Ratification of Original Agreement. The Venture Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

         8. Counterparts. This Amendment may be executed in several counterparts, each which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereby have executed this Amendment the day of 17th day of March, 1989, but effective as of March 15, 1989.







                                    PARTICIPANTS:

                                    Toreador Royalty Corporation


                                    By:      /s/ PETER R. VIG
                                             -----------------------------------
                                             Name:  Peter R. Vig
                                                    ----------------------------
                                             Title: Chairman
                                                    ----------------------------

                                    The Grayrock Corporation


                                    By:      /s/ GRADY M. VAUGHN
                                             -----------------------------------
                                             Name:  Grady M. Vaughn
                                                   -----------------------------
                                             Title:  President
                                                   -----------------------------

                                    Roy Guffey Oil Company


                                    By:      /s/ WILLIAM R. GUFFEY
                                             -----------------------------------
                                             Name:  William R. Guffey
                                                  ------------------------------
                                             Title: Partner
                                                   -----------------------------

                                        /s/ FRANK A. SHULTZ
                                        ---------------------------------------
                                        Frank A. Shultz

                                        Sterling Energy Corp.

                                        /s/ THOMAS A. PETRIE
                                        ----------------------------------------
                                        Thomas A. Petrie




                                        /s/ D. MILES PRICE
                                        ----------------------------------------
                                        D. Miles Price




                                        /s/ MICHAEL MEWHINNEY
                                        ----------------------------------------
                                        Michael Mewhinney

                   AMENDMENT NO. 2 TO JOINT VENTURE AGREEMENT

                        ARKOMA BASIN JOINT VENTURE 1989

         THIS AMENDMENT NO. 2 TO JOINT VENTURE AGREEMENT (this "AMENDMENT") dated as of June 28, 1989, is made by and among Toreador Royalty Corporation, a Delaware corporation (the "MANAGER"), and The Grayrock Corporation, Roy Guffey Oil Company, Frank A. Schu1z, Sterling Energy Corporation, D. Miles Price and Michael Mewhinney (collectively, together with the Manager, the "PARTICIPANTS").

                               W I T N E S S T H :

         WHEREAS, a Joint Venture Agreement dated as of March 1, 1989 as subsequently amended by Amendment No. 1 to Joint Venture Agreement dated March 15, 1989 the ("VENTURE AGREEMENT"), was made and entered into for the formation of Arkoma Basin Joint Venture 1989 (the "VENTURE"); and

         WHEREAS, the parties hereto desire to amend the Venture Agreement to reflect an increase in the budget for the Venture as agreed upon at a meeting of the Participants held June 28, 1989;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and in the Venture Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Participants hereby agree to amend the Venture Agreement in the following particulars:

         1. Budget Increase. Section 3.1 of the Venture Agreement is hereby amended in its entirety to read as follows:

                  Section 3.1. Initial Capital Contributions of Participants. The Venture shall attempt to generate and acquire Leases on four Prospects pursuant to the Arkoma Letter Agreement. The Participants have agreed upon an initial budget based upon four anticipated Prospects equal to $800,000 to be allocated as follows:


                  (a)      Prospect Generation Costs            $ 40,000
                  (b)      Lease Acquisition Costs (including
                              brokerage and seismic costs)       700,000
                  (c)      Management Fee (first year)            36,000
                  (d}      Organization Costs and Other Costs     24,000
                                                                --------
                           Total                                $800,000

Each Participant has received cash calls for his proportionate share of $600,000. Each Participant agrees to pay his Sharing Percentage of any unpaid portion of such $600,000 and of the remaining $200,000 as called for from time to time by the Manager.

         2. Ratification of Original Agreement. The Venture Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

         3. Counterparts. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereby have executed this Amendment the 6th day of July, 1989, be effective as of June 28,1989.

                                             PARTICIPANTS:

                                             Toreador Royalty Corporation


                                             By:      /s/ PETER R. VIG
                                                --------------------------------
                                                 Name:    Peter R. Vig
                                                       -------------------------
                                                 Title:   Chairman
                                                       -------------------------

                                             The Grayrock Corporation


                                             By:      /s/ JOHN S. NICHOLS
                                                --------------------------------
                                                 Name:    John S. Nichols
                                                       -------------------------
                                                 Title:   Senior V.P.
                                                       -------------------------

                                             Roy Guffey Oil Company


                                             By:      /s/ WILLIAM R. GUFFEY
                                                 -------------------------------
                                                 Name:    William R. Guffey
                                                 Title:   Partner


                                             /s/ FRANK A. SHULTZ
                                             -----------------------------------
                                             Frank A. Shultz

                                             Sterling Energy Corporation

                                                 By: /s/ THOMAS A. PETRIE
                                                    ----------------------------
                                                    Name: Thomas A. Petrie


                                             /s/ D. MILES PRICE
                                             -----------------------------------
                                             D. Miles Price


                                             -----------------------------------
                                             Michael Mewhinney









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